                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant:                            [X]
Filed by a Party other than the Registrant:     [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           SPAGHETTI WAREHOUSE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                           SPAGHETTI WAREHOUSE, INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS  75043

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 27, 1998


To the Shareholders of Spaghetti Warehouse, Inc.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Spaghetti Warehouse, Inc., a Texas corporation (the "Company"), will be held at 1815 N. Market Street, Dallas, Texas on the second floor on the 27th day of October, 1998, at 10:00 a.m. (local time) for the following purposes:

          1. To elect eight (8) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

          2. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on September 11, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

     You are cordially invited to attend the meeting; WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED FORM OF PROXY PROMPTLY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Robert E. Bodnar, Secretary


September 23, 1998

                           SPAGHETTI WAREHOUSE, INC.
                                 402 WEST I-30
                             GARLAND, TEXAS  75043

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 27, 1998
                          ---------------------------

                         SOLICITATION AND REVOCABILITY
                                  OF PROXIES

     The accompanying proxy is solicited by the Board of Directors on behalf of Spaghetti Warehouse, Inc., a Texas corporation (the "Company"), to be voted at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on October 27, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 2 SET FORTH IN THE NOTICE.

     The executive offices of the Company are located at, and the mailing address of the Company is, 402 West I-30, Garland, Texas 75043.

     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about September 23, 1998. The Company's Annual Report on Form 10-K, which serves as the Annual Report to Shareholders, covering the Company's fiscal year ended June 28, 1998, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

     Any shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to Robert E. Bodnar, Secretary, Spaghetti Warehouse, Inc., 402 West I-30, Garland, Texas 75043; no such revocation shall be effective, however, until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of Common Stock, par value $.01 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, will be borne by the Company.

                               QUORUM AND VOTING

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on September 11, 1998 (the "Record Date"). On the Record Date, there were 5,662,085 shares of Common Stock issued and outstanding.

     Each shareholder of Common Stock is entitled to one vote on all matters to be acted upon at the meeting and neither the Company's Amended and Restated Articles of Incorporation, as amended, nor its Third Amended and Restated Bylaws, as amended, allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors.

     Pursuant to the provisions of the Texas Business Corporation Act, the Third Amended and Restated Bylaws, as amended, of the Company provide that abstentions and broker non-votes will be counted for purposes of determining a quorum, but shall not be counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal.

           PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company; (ii) each Named Executive Officer (as defined in "Election of Directors--Compensation of Executive Officers"); (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock.

                                                 BENEFICIAL OWNERSHIP (1)
                                         ---------------------------------------
  NAME OF BENEFICIAL OWNER               NUMBER OF SHARES             PERCENTAGE
  ------------------------               ----------------             ----------

  Private Capital Management, Inc. (2)       644,600  (3)                  11.4%

  Wachovia Corporation (4)                   353,300                        6.2%

  Dimensional Fund Advisors Inc. (5)         453,552  (6)                   8.0%

  Fleet Financial Group, Inc. (7)            355,100                        6.3%

  First Manhattan Co. (8)                    309,735  (9)                   5.5%

  Franklin Resources, Inc. (10)              550,000                        9.7%

  Robert R. Hawk                               8,300                           *

  Robert E. Bodnar                            18,269  (11)                     *

  K. Dieter Esch                              49,896  (12)                     *

  Garry J. Gay                                26,147  (13)                     *

  C. Cleave Buchanan, Jr.                      6,036  (14)                     *

  Frank Cuellar, Jr.                          16,005  (15)                     *

  John T. Ellis                              175,581  (16)(17)              3.1%

  Peter L. Hnatiw                             13,037  (18)                     *

  James F. Moore                               6,036  (19)                     *

  Cynthia I. Pharr                            12,067  (20)                     *

  William B. Rea, Jr.                         28,761  (21)                     *

  Phillip Ratner                             110,780                        2.0%

  H.G. Carrington, Jr.                           776  (22)                     *

  Gary L. Suit                                     0                           *

  All executive officers and directors
  as a group (16 persons)
                                             525,212  (16)(23)              9.0%

     *Less than 1%

(1) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all such shares.
(2) Private Capital Management, Inc. forms part of a group that consists of Private Capital Management, Inc. and The Entrepreneurial Value Fund L.P. The business address of both Private Capital Management, Inc. and The Entrepreneurial Value Fund, L.P. is 3003 Tamiami Trail North, Suite 360, Naples, Florida 34102.
(3) Includes 644,600 shares of which Private Capital Management, Inc. shares investment power with Mr. Bruce S. Sherman.
(4) The business address of Wachovia Corporation is 301 North Main Street, Winston-Salem, North Carolina 27150-3099.
(5) The business address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
     Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 453,552 shares of the Company's Common Stock as of June 30, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(6) Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund"), and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 52,400 shares which are owned by the Fund and 101,100 shares which are owned by the Trust.
(7) The business address of Fleet Financial Group, Inc. ("Fleet") is One Federal Street, Boston, Massachusetts 02211.
(8) The business address of First Manhattan Co. is 437 Madison Avenue, New York, New York 10022.
(9) Includes 4,000 shares owned by family members of General Partners of First Manhattan Co.
(10) Franklin Resources, Inc. forms a group consisting of Franklin Resources, Inc. and Franklin Advisory Services, Inc. The business address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404 and the address of Franklin Advisory Services, Inc. is One Parker Plaza, 16th Floor, Fort Lee, New Jersey 07024.
(11) Includes 15,834 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(12) Includes 47,025 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(13) Includes 25,200 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(14) Includes 6,036 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(15) Includes 14,537 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(16) Includes 81,758 and 82,984 shares held by the John T. Ellis Trust of 1989 and the Nancy M. Ellis Trust of 1989, respectively, of which Mr. John T. Ellis is trustee.
(17) Includes 10,839 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(18) Includes 11,037 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(19) Includes 6,036 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(20) Includes 12,037 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(21) Includes 8,761 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(22) Includes 276 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.
(23) Includes an aggregate of 206,033 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.


                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Third Amended and Restated Bylaws, as amended, of the Company provide that the number of directors that shall constitute the whole board shall be not less than three (3) nor more than ten (10). By resolution of the Board of Directors, at its meeting on August 18, 1998, the number of directors comprising the Board of Directors has been set at eight (8).

NOMINEES

     Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company.

     Information regarding each nominee is set forth in the table and text below:

                                                                  YEAR
                                         PRINCIPAL                FIRST
                                        OCCUPATION &             ELECTED          PRESENT
     NOMINEE                 AGE      BUSINESS ADDRESS           DIRECTOR      OFFICE(S) HELD
     -------                 ---      ----------------           --------      --------------
Robert R. Hawk                71  Chairman of the Board,           1972      Chairman of the
                                  President, Chief Executive                 Board, President,
                                  Officer and Director                       Chief Executive
                                  Spaghetti Warehouse, Inc.                  Officer and Director
                                  402 West I-30
                                  Garland, Texas 75043

C. Cleave Buchanan, Jr.       53  President                        1995      Director
                                  Southbrook Capital
                                  13111 North Central Expressway
                                  Suite 300
                                  Dallas, Texas 75243

Frank Cuellar, Jr.            68  President and Director           1985      Director
                                  Frank Cuellar & Sons, Inc.
                                  8315 Inwood Drive
                                  Dallas, Texas 75209

John T. Ellis                 74  Personal Investments             1981      Director
                                  4488 S. Atlantic Ave.
                                  Ponce Inlet, Florida 32127

Peter L. Hnatiw               50  President                        1992      Director
                                  Esplanade Restaurants Ltd.
                                  54 The Esplanade, Suite 201
                                  Toronto, Ontario M5E 1A6
                                  CANADA

James F. Moore                63  President                        1995      Director
                                  Moore Idea's, Inc.
                                  1012 Creek Crossing
                                  Coppell, Texas 75019

Cynthia I. Pharr              49  President                        1991      Director
                                  C. Pharr & Company
                                  3030 LBJ Freeway
                                  Suite 1670
                                  Dallas, Texas 75234

William B. Rea, Jr.           53  Chief Financial Officer          1984      Director
                                  Texas Roadhouse Holdings, LLC
                                  9000 Wessex Place, Suite 301
                                  Louisville, Kentucky 40222

     Mr. Robert R. Hawk, founder of the Company, has served as President, Chief Executive Officer and Chairman of the Board of the Company since May 1998. He served as Chairman of the Board from the Company's organization in 1972 until October 1993. At the 1993 Annual Meeting in October 1993, Mr. Hawk retired as Chairman of the Board. In January 1994 he was reappointed Chairman of the Board and served in such capacity until January 1996. Mr. Hawk served as President of the Company from the Company's organization in 1972 until July 1991 and then as interim President and interim Chief Executive Officer from January 1994 until August 1994. Mr. Hawk was one of the founders of Pier One Imports and served in various capacities from Merchandising Manager to Vice President from 1962 to 1973. From January 1996 until May 1998, Mr. Hawk was engaged as a consultant to the Company.

     Mr. C. Cleave Buchanan, Jr., a director since July 1995, has served as President of Southbrook Capital, a privately-held investment company, since August 1996. In June 1997, Mr. Buchanan became Chairman and Chief Executive Officer of USA Connect, a privately-held company that provides internet services to the public. From February 1993 to August 1996, Mr. Buchanan served as Executive Vice President of FFSC, Inc., a privately-held company that designs, manufactures and sells consumer products to the wholesale market. FFSC, Inc. filed a petition under Chapter 11 of the Bankruptcy code in March 1996. Prior to joining FFSC, Inc., Mr. Buchanan was a shareholder in Jenkens and Gilchrist, a Professional Corporation, a Dallas-based law firm from 1971 through 1993. Since 1993 Mr. Buchanan has served as a managing member of FF Tower L.C., a Texas limited liability company that owns and manages commercial real estate in Dallas, Texas. Since 1985, Mr. Buchanan has served as General Partner of Ogre Partners, Ltd., a limited partnership that owns and markets proprietary computer software programs to the oil and gas industry under the trade name DPC&A.

     Mr. Frank Cuellar, Jr., a director since August 1985, has served as President, since 1994, and as a director, since 1977, of Frank Cuellar & Sons, Inc., a Dallas, Texas, real estate investment company. From 1977 to 1994, Mr. Cuellar served as Secretary and Treasurer of Frank Cuellar & Sons, Inc. Mr. Cuellar served as Senior Vice President, Secretary and Treasurer of El Chico Corporation from 1966 to 1977.

     Mr. John T. Ellis, a director since September 1981, was the Director of Leasing for the Tandy Center of Tandy Corporation, Fort Worth, Texas, a retail and computer company, from August 1975 until his retirement in June 1983. Mr. Ellis, a founding investor of the Company, has a total of 16 years of retail management experience with Tandy Corporation and Pier One Imports. Since the time of his retirement, Mr. Ellis has been engaged in personal investments as his principal occupation. Mr. Ellis has been engaged as a consultant to the Company since October 1996.

     Mr. Peter L. Hnatiw, a director since 1992, has been, since 1981, President of Esplanade Restaurants Ltd., a Canadian restaurant corporation that operates several restaurant concepts, one of which is The Old Spaghetti Factory restaurant in Toronto, Canada, which is a franchisee of Old Spaghetti Factory Canada Ltd., the Company's wholly owned Canadian subsidiary.

     Mr. James F. Moore, a director since July 1995, has been President of Moore Idea's, Inc., a company that specializes in professional speaking and leading seminars, since January 1994. Mr. Moore also serves as a consultant to the hospitality industry. Prior to founding Moore Idea's Inc., Mr. Moore was employed by Restaurant Enterprises Group, Inc. from 1980 to 1994, most recently serving as President of its Far West Concepts restaurants.

     Ms. Cynthia I. Pharr, a director since August 1991, has been President of
C. Pharr & Company since February 1993. Ms. Pharr was President of Tracy Locke/Pharr Public Relations from April 1989 to January 1993. Through her current firm and other public relations firms of which she has served as

President, Ms. Pharr has provided communications, marketing, financial relations and issues management counseling to numerous restaurant companies, as well as clients in other industries. Ms. Pharr is a director of Showbiz Pizza Time, Inc.

     Mr. William B. Rea, Jr., a director since 1984, has been, since August 1997, Chief Financial Officer for Texas Roadhouse Holdings, LLC, which operates Texas Roadhouse restaurants. He served as Controller of Main Waters Management, Inc., a restaurant and outdoor advertising company, from January 1996 to July 1997. From August 1993 to December 1995, Mr. Rea served as Vice President, Chief Financial Officer and a director of Pollo Tropical, Inc., a restaurant chain. Mr. Rea served as Vice President of Finance of the Company from September 1984 to August 1993, and served as Secretary of the Company from October 1985 to August 1993.

     If elected as a director of the Company, each director will hold office until next year's annual meeting of shareholders, expected to be held in October 1999, or until his or her respective successor is elected and has qualified.

     The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. No nominee is related by blood, marriage, or adoption to another nominee or to any executive officer of the Company or its subsidiaries or affiliates.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has a standing Audit Committee currently comprised of Mr. Frank Cuellar, Jr., Ms. Cynthia I. Pharr and Mr. William B. Rea, Jr. The Audit Committee is responsible for consulting with the Company's independent auditors with regard to the adequacy of internal controls and the plan of audit, and also for reviewing the audit report and management letter. The Audit Committee held two meetings during the fiscal year ended June 28, 1998.

     The Board of Directors has a standing Compensation/Incentive Stock Option Committee currently comprised of Mr. Frank Cuellar, Jr., Mr. C. Cleave Buchanan, Jr., Mr. Peter L. Hnatiw, Ms. Cynthia I. Pharr, Mr. William B. Rea, Jr. and Mr. James F. Moore. The Compensation/Incentive Stock Option Committee is responsible for the review and approval of the compensation levels of executive officers of the Company, the evaluation of the performance of the executive officers, the consideration of senior management succession issues and any related matters for the Company. The Compensation/Incentive Stock Option Committee is also responsible for the granting of stock options under the 1990 Incentive Stock Option Plan and the Spaghetti Warehouse, Inc. 1992 Bonus Stock Option Plan (the "1992 Bonus Plan"), as well as the interpretation of such plans. The Compensation/Incentive Stock Option Committee held six meetings during the fiscal year ended June 28, 1998.

     The Board of Directors does not have a standing Nominating Committee.

     The Board of Directors held 18 meetings during the fiscal year ended June 28, 1998, including five meetings attended in person and 13 special telephonic meetings. During fiscal 1998, each director attended all of the meetings of the Board of Directors during the time that he or she served as director with the exceptions of Mr. C. Cleave Buchanan, Jr., Mr. James F. Moore, Ms. Cynthia I. Pharr and

Mr. Frank Cuellar, Jr. who each attended 17 of the 18 meetings, Mr. Peter L. Hnatiw who attended 16 of the 18 meetings and Mr. William B. Rea, Jr. who attended 15 of the 18 meetings. All directors attended all meetings of the Board Committees on which they served except for Mr. Frank Cuellar, Jr. who attended five of the six Compensation/Incentive Stock Option Committee meetings and Ms. Cynthia I. Pharr who attended one of the two Audit Committee meetings.

DIRECTOR COMPENSATION

     The Company pays each nonemployee director a $3,000 annual retainer, plus a $3,000 fee for any meeting of the Board of Directors attended in person, and a $200 fee per hour for work performed outside of meetings attended in person including special telephonic meetings, and reimburses such persons for their out-of-pocket expenses. Mr. Robert R. Hawk is not compensated for his service as a director. Mr. John T. Ellis is not compensated for attending the four regularly scheduled quarterly meetings attended in person. All directors are reimbursed for travel expenses incurred in attending meetings.

     Pursuant to the 1991 Nonemployee Director Plan of Spaghetti Warehouse, Inc., upon being elected a director to the Company, each nonemployee director of the Company receives an initial nonqualified stock option exercisable for 5,000 shares of Common Stock at the fair market value thereof on the date of grant. Subsequently, on the date of each annual meeting of shareholders after such directors' initial option shall have fully vested, each such director shall receive a nonqualified option to purchase 1,000 shares of Common Stock at the fair market value thereof on the date of grant. Initial options vest 20% on the date of each annual meeting of shareholders. Subsequent options vest in full on their date of grant.

     Mr. Robert R. Hawk and the Company have entered into an employment agreement. Under such agreement, Mr. Hawk is paid an annual salary of approximately $27,150, and pursuant to which he provides certain advisory and consulting services to the Company. The agreement expires on the death of Mr. Hawk and is otherwise terminable upon the agreement of Mr. Hawk and the Company. Under the terms of such agreement, Mr. Hawk has agreed not to become, during the term of the agreement, an employee, director, independent contractor or agent of any entity that owns, operates or manages a restaurant business similar to the Company.

     Mr. John T. Ellis and the Company have entered into an employment agreement. Under such agreement, Mr. Ellis is paid an annual salary of $7,000. Pursuant to such agreement, Mr. Ellis provides certain advisory and consulting services to the Company. This agreement terminates upon (i) the date Mr. Ellis is no longer serving as a director of the Company, (ii) the end of a given fiscal year of the Company, so long as the Company has given Mr. Ellis at least 30 days' notice of such termination prior to the end of such fiscal year, or
(iii) immediately upon notice of termination of the agreement by Mr. Ellis. Under such agreement, Mr. Ellis agreed not to become, during the term of such agreement, an employee, director, independent contractor or agent of any entity that owns, operates or manages a restaurant business similar to the Company.

     Mr. Phillip Ratner's Separation Agreement and Release

     Effective May 27, 1998, Mr. Phillip Ratner resigned his positions as Chairman of the Board, President and Chief Executive Officer of the Company to pursue other opportunities. Pursuant to the terms of Mr. Ratner's Employment Agreement and Separation Agreement and Release, Mr. Ratner is to receive from the Company his current rate of compensation of $24,166.67 per month, less appropriate withholding and deductions. In addition, after the expiration of six (6) consecutive months beginning on

May 27, 1998, and continuing thereafter until the earlier to occur of (i) commencement by Mr. Ratner of employment with any other employer, or (ii) six
(6) consecutive months, Mr. Ratner will continue to receive from the Company his current rate of compensation of $24,166.67 per month, less appropriate withholding and deductions. However, if Mr. Ratner should commence employment with any other employer during the subsequent six (6) consecutive month period that pays him less than $24,166.67 gross per month, beginning on the date of such commencement of employment, the normal monthly payment shall be reduced by the requisite amount so that when combined with his normal gross-monthly pay at the new place of employment, such gross-monthly pay equals $24,166.67.

     Pursuant to the terms of Mr. Ratner's Separation Agreement and Release, Mr. Ratner's medical benefits and life and disability insurance shall continue to be paid by the Company, less Mr. Ratner's standard contributions, for a period of twelve (12) months beginning on May 27, 1998, unless Mr. Ratner shall become eligible for coverage under another group medical, dental or life insurance plan, at such time, the Company shall cease to pay for such benefits.

     At the time of Mr. Ratner's resignation, Mr. Ratner held 400,000 stock options to purchase the Company's common stock. Pursuant to the terms of Mr. Ratner's Separation Agreement and Release, 300,000 of these stock options vested in their entirety on May 27, 1998.

     Additionally, pursuant to the terms of Mr. Ratner's Separation Agreement and Release, the Company (i) shall compensate Mr. Ratner for two (2) weeks of vacation time, (ii) shall transfer to Mr. Ratner, the ownership interest in the automobile that was partially paid for with funds from the Company, (iii) shall continue to indemnify Mr. Ratner for any acts or conduct taken in his capacity as an officer and director of the Company, (iv) shall release Mr. Ratner from any non-compete restrictions contained in his Employment Agreement, (v) shall reimburse Mr. Ratner for any outplacement expenses incurred during the severance period, up to but not exceeding $7,500, and (vi) shall release Mr. Ratner from any claims of liability.

     In return for the above, Mr. Ratner agreed (i) to refrain from filing for unemployment compensation, (ii) to enter into a non-hire agreement with the Company for a period of twelve (12) months beginning on May 27, 1998, (iii) to release the Company from any claims of liability, (iv) to cooperate with the Company in the relinquishment of any positions that Mr. Ratner held with the Company, and (v) to keep confidential all Company proprietary information, including financial information and strategic plans of the Company.

     Mr. H. G. Carrington Jr.`s Separation Agreement and Release

     Effective February 20, 1998, Mr. H. G. Carrington, Jr. resigned his position as a member of the Board of Directors of the Company. Also effective February 20, 1998, Mr. Carrington resigned his positions as the Chief Financial Officer and Secretary of the Company. Pursuant to the terms of Mr. Carrington's Separation Agreement and Release, beginning on February 20, 1998, for a period of thirteen (13) consecutive weeks, Mr. Carrington received from the Company his then current rate of compensation of $3,173.08 per week, less appropriate withholding and deductions.

     Pursuant to the terms of Mr. Carrington's Separation Agreement and Release, Mr. Carrington's medical benefits and life and disability insurance continued to be paid by the Company, less Mr. Carrington's standard contributions, for a period of six (6) months beginning on February 20, 1998.

     Additionally, pursuant to the terms of Mr. Carrington's Separation Agreement and Release, the Company (i) paid a bonus to Mr. Carrington of $10,000, less appropriate withholding and deductions, (ii) made two (2) post-resignation payments of Mr. Carrington's automobile allowance,
(iii) continued to indemnify Mr. Carrington for any acts or conduct taken in his capacity as an officer and director of the Company, and (iv) released Mr. Carrington from any claims of liability.

     In return for the above, Mr. Carrington agreed (i) to refrain from filing for unemployment compensation, (ii) to make a decision within thirty (30) days of February 20, 1998, with respect to the exercise of any stock options held by Mr. Carrington, (iii) to cooperate with the Company in the relinquishment of any positions that Mr. Carrington held with the Company, (iv) to release the Company from any claims of liability, and (v) to keep confidential all Company proprietary information, including financial information and strategic plans of the Company.

EXECUTIVE OFFICERS

     The table below sets forth the name, age, current position with the Company, and the principal occupation during the last five years of each executive officer of the Company who is not a nominee for the Board of Directors, and the year he or she first became an executive officer of the Company.

                                                       EXECUTIVE
                                                        OFFICER        PRINCIPAL OCCUPATION
     NAME             AGE     CURRENT POSITION           SINCE        DURING LAST FIVE YEARS
     ----             ---     ----------------          -------       ----------------------

Robert E. Bodnar      31     Vice President,             1996       Vice President, Chief
                             Chief Financial                        Financial Officer and
                             Officer and                            Secretary. Previously
                             Secretary                              Treasurer and Controller of
                                                                    the Company (1996-1998),
                                                                    Director of Financial
                                                                    Planning of the Company
                                                                    (1993-1996), Assistant
                                                                    Controller of the Company
                                                                    (1992-1993), and auditor
                                                                    for KPMG Peat Marwick LLP
                                                                    (1989-1992).

Peter Buckley         42     President - OSF             1992       President - OSF Canada.
                             Canada                                 Previously, President of
                                                                    Old Spaghetti Factory
                                                                    (Western), Ltd. (1990-1992).

K. Dieter Esch        60     Vice President -            1995       Vice President -
                             Operations,                            Operations, Purchasing &
                             Purchasing &                           Development. Previously,
                             Development                            Vice President of
                                                                    Purchasing & Development of
                                                                    the Company (1996-1998),
                                                                    Vice President - Operations
                                                                    of the Company (1995-1996),
                                                                    Director of Operations of
                                                                    the Company (1994-1995),
                                                                    and Director of Old
                                                                    Merchandise Company
                                                                    (1992-1994).


                                                       EXECUTIVE
                                                        OFFICER        PRINCIPAL OCCUPATION
     NAME             AGE     CURRENT POSITION           SINCE        DURING LAST FIVE YEARS
     ----             ---     ----------------          -------       ----------------------

Garry J. Gay          43     Vice President              1996       Vice President - Human
                             -Human Resources                       Resources.  Previously,
                                                                    Director of Human Resources
                                                                    of the Company (1996),
                                                                    Director of Operations of
                                                                    the Company (1994-1996),
                                                                    and Regional Operations
                                                                    Director of the Company
                                                                    (1990-1994).

Wendy W. Hackemack    41     Treasurer,                  1998       Treasurer, Controller and
                             Controller and                         Assistant Secretary.
                             Assistant Secretary                    Previously Director of
                                                                    Taxation (1991-1998).

Kathlene E. Pyle      33     Vice President -            1998       Vice President - Marketing.
                             Marketing                              Previously, Vice President
                                                                    of Business Development at
                                                                    Berry* Brown Advertising
                                                                    (1992-1998).

David Seebeck         41     Vice President -            1998       Vice President -
                             Information Systems                    Information Systems.
                                                                    Previously Director of
                                                                    Information Systems of the
                                                                    Company (1994-1998),
                                                                    Director of Information
                                                                    Systems at Wyatts
                                                                    Cafeterias, Inc.
                                                                    (1993-1994) and Director of
                                                                    Information Systems at
                                                                    Romacorp (1985-1993.)

COMPENSATION OF EXECUTIVE OFFICERS

     The total compensation paid for each of the three fiscal years ended June 28, 1998, June 29, 1997, and June 30, 1996 (i) to the President and Chief Executive Officer as of the Record Date, Mr. Robert R. Hawk, (ii) to the President and Chief Financial Officer who served in such capacities during a portion of the last completed fiscal year, Mr. Phillip Ratner and Mr. H.G. Carrington, Jr., respectively, and (iii) to the other most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended June 28, 1998 (collectively, the "Named Executive Officers"), is set forth below in the following Summary Compensation Table:


                          SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                           ANNUAL COMPENSATION                          AWARDS
                                        ------------------------                    --------------
                                                                                      SECURITIES
                            FISCAL                                  OTHER ANNUAL      UNDERLYING      ALL OTHER
NAME & PRINCIPAL POSITION    YEAR         SALARY       BONUS (1)    COMPENSATION    OPTIONS(#) (2)   COMPENSATION
-------------------------   ------      ----------     ---------    ------------    --------------   ------------

Robert R. Hawk (4)           1998        $27,157       $   -0-             (3)            -0-        $   -0-
 Chairman of the Board,      1997         26,390           -0-             (3)            -0-            -0-
  President, Chief           1996         26,000           -0-             (3)            -0-            -0-
  Executive Officer and
  Director

Phillip Ratner (5)           1998        290,000           -0-             (3)            -0-         30,354 (7)
 Chairman of the Board,      1997        254,200        79,068             (3)        100,000         20,800 (7)
  President, Chief           1996        239,200        33,000             (3)        300,000 (6)     20,800 (7)
  Executive Officer and
  Director

Robert E. Bodnar (8)
 Vice President, Chief       1998         87,780        15,000             (3)         16,000          5,075 (10)
  Financial Officer and      1997         69,735        18,000             (3)          1,500          3,290 (10)
  Secretary                  1996         59,170         8,000             (3)         17,000 (9)      1,150 (10)


K. Dieter Esch (11)          1998        115,480         9,800             (3)          1,000         11,750 (13)
 Vice President -            1997        104,900        18,000             (3)            -0-          5,100 (13)
  Operations,                1996        101,100         9,000             (3)         47,025 (12)     3,900 (13)
 Purchasing and
  Development

Garry J. Gay (14)            1998        101,860         9,600             (3)          1,000            -0-
 Vice President -            1997         94,231        20,000             (3)          6,500            -0-
 Human Resources             1996         90,000         9,000             (3)         22,700 (15)       -0-

H.G. Carrington, Jr. (16)    1998        122,580        10,000             (3)            -0-         52,499 (18)
 Chief Financial             1997        127,000        51,000             (3)          7,500         23,000 (18)
  Officer,                   1996        122,315        17,000             (3)         80,000 (17)    15,700 (18)
 Secretary and Director

Gary L. Suit (19)            1998        122,115        10,000             (3)          1,000         18,012 (20)
 Vice President -            1997         97,600        43,000             (3)         15,000          2,400 (20)
 Operations                  1996         70,658        22,320             (3)         18,000          2,400 (20)

_______________________

 (1) Pursuant to the 1992 Bonus Plan, each employee of the Company that is eligible for a bonus under the Company's bonus plan may elect, generally prior to the fiscal year during which the bonus accrues, to receive nonqualified stock options with a "spread" value of up to 50% of the bonus such employee becomes entitled to receive in lieu of the bonus amount equal to the "spread" value. The eligible employee receives in cash the balance of the annual bonus that is not foregone as a result of the grant of the stock option. The exact percentage, up to 50%, of the bonus that an eligible employee forgoes to receive a stock option is in the discretion of the eligible employee. The "spread" value of a stock option is the number of shares subject to such option multiplied by the difference between the fair market value of the Common Stock on the date of grant and the exercise price per share of the stock option. The Company's Board of Directors adopted the 1992 Bonus Plan on August 20, 1992 and on October 27, 1992 the Company's shareholders approved the 1992 Bonus Plan.

 (2) The column for 1996 includes all options repriced for such Named Executive Officer during fiscal 1996. As a result, the number of options shown as granted during fiscal 1996 to such Named Executive Officer may be duplicative since these numbers include options that are also reported as being granted to such Named Executive Officer during prior fiscal years.

 (3) This executive officer received certain personal benefits in addition to salary and bonus. The aggregate amounts of such personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus of such executive officer.

 (4) Mr. Robert R. Hawk assumed the responsibilities of Chairman of the Board, President and Chief Executive Officer effective May 27, 1998.

 (5) Effective May 27, 1998, Mr. Phillip Ratner resigned his positions as Chairman of the Board, President and Chief Executive Officer of the Company to pursue other opportunities. Pursuant to the terms of Mr. Ratner's Employment Agreement and Separation Agreement and Release, Mr. Ratner is to receive from the Company his current rate of compensation of $24,166.67 per month, less appropriate withholding and deductions. In addition, after the expiration of six (6) consecutive months beginning on May 27, 1998, and continuing thereafter until the earlier to occur of (i) commencement by Mr. Ratner of employment with any other employer, or (ii) six (6) consecutive months, Mr. Ratner will continue to receive from the Company his current rate of compensation of $24,166.67 per month, less appropriate withholding and deductions. However, if Mr. Ratner should commence employment with any other employer during the subsequent six (6) consecutive month period that pays him less than $24,166.67 gross per month, beginning on the date of such commencement of employment, the normal monthly payment shall be reduced by the requisite amount so that when combined with his normal gross-monthly pay at the new place of employment, such gross-monthly pay equals $24,166.67. Pursuant to the terms of Mr. Ratner's Separation Agreement and Release, Mr. Ratner's medical benefits and life and disability insurance shall continue to be paid by the Company, less Mr. Ratner's standard contributions, for a period of twelve (12) months beginning on May 27, 1998, unless Mr. Ratner shall become eligible for coverage under another group medical, dental or life insurance plan, at such time, the Company shall cease to pay for such benefits. At the time of Mr. Ratner's resignation, Mr. Ratner held 400,000 stock options to purchase the Company's common stock. Pursuant to the terms of Mr. Ratner's Separation Agreement and Release, 300,000 of these stock options vested in their entirety on May 27, 1998. Additionally, pursuant to the terms of Mr. Ratner's Separation Agreement and Release, the Company (i) shall compensate Mr. Ratner for two (2) weeks of vacation time, (ii) shall transfer to Mr. Ratner, the ownership interest in the automobile that was partially paid for with funds from the Company, (iii) shall continue to indemnify Mr. Ratner for any acts or conduct taken in his capacity as an officer and director of the Company, (iv) shall release Mr. Ratner from any non-compete restrictions contained in his Employment Agreement, (v) shall reimburse Mr. Ratner for any outplacement expenses incurred during the severance period, up to but not exceeding $7,500, and (vi) shall release Mr. Ratner from any claims of liability.

 (6) Includes options exercisable for 300,000 shares that were repriced during fiscal 1996.

 (7) Mr. Ratner contributed $20,800, $20,800 and $19,200 to the Company's Deferred Compensation Plan in fiscal years 1996, 1997 and 1998, respectively, which may be payable in stock at the time of retirement. During fiscal 1998, the Company made a severance payment of $11,154 to Mr. Ratner.

 (8) Mr. Bodnar was elected Treasurer and Controller in January 1996 and Vice President, Chief Financial Officer and Secretary in February 1998.

 (9) Includes options exercisable for 5,000 shares that were granted during fiscal 1996 and options exercisable for 12,000 shares that were repriced during fiscal 1996.

(10) Mr. Bodnar contributed $1,150, $3,290 and $5,075 to the Company's Deferred Compensation Plan in fiscal years 1996, 1997 and 1998, respectively, which may be payable in stock at the time of retirement.

(11) Mr. Esch was elected Vice President-Operations in January 1995, Vice President-Purchasing and Development in August 1996 and Vice President-Operations, Purchasing and Development in June 1998.

(12) Includes options exercisable for 47,025 shares that were repriced during fiscal 1996.

(13) Mr. Esch contributed $3,900, $5,100 and $11,750 to the Company's Deferred Compensation Plan in fiscal years 1996, 1997 and 1998, respectively, which may be payable in stock at the time of retirement.

(14) Mr. Gay was elected Vice President-Human Resources in August 1996.

(15) Includes options exercisable for 22,700 shares that were repriced during fiscal 1996.

(16) Effective February 20, 1998, Mr. H. G. Carrington, Jr. resigned his positions as a member of the Board of Directors, Chief Financial Officer and Secretary of the Company. Pursuant to the terms of Mr. Carrington's Separation Agreement and Release, beginning on February 20, 1998, for a period of thirteen (13) consecutive weeks, Mr. Carrington received from the Company his then current rate of compensation of $3,173.08 per week, less appropriate withholding and deductions. Pursuant to the terms of Mr. Carrington's Separation Agreement and Release, Mr. Carrington's medical benefits and life and disability insurance continued to be paid by the Company, less Mr. Carrington's standard contributions, for a period of six
     (6) months beginning on February 20, 1998. Additionally, pursuant to the terms of Mr. Carrington's Separation Agreement and Release, the Company
     (i) paid a bonus to Mr. Carrington of $10,000, less appropriate withholding and deductions, (ii) made two (2) post-resignation payments of Mr. Carrington's automobile allowance, (iii) continued to indemnify Mr. Carrington for any acts or conduct taken in his capacity as an officer and director of the Company, and (iv) released Mr. Carrington from any claims of liability.

(17) Includes options exercisable for 15,000 shares that were granted during fiscal 1996 and options exercisable for 65,000 shares that were repriced during fiscal 1996.

(18) Mr. Carrington contributed $15,700, $23,000 and $11,250 to the Company's Deferred Compensation Plan in fiscal years 1996, 1997 and 1998, respectively, which was paid in cash at the time Mr. Carrington resigned from the Company. During fiscal 1998, the Company made severance payments of $41,249 to Mr. Carrington.

(19) Mr. Suit was elected Vice President-Operations in August 1996 and resigned from the Company in June 1998.

(20) Mr. Suit contributed $2,400, $2,400 and $10,800 to the Company's Deferred Compensation Plan in fiscal years 1996, 1997 and 1998, respectively, which was paid in the form of stock at the time Mr. Suit resigned from the Company. During fiscal 1998, the Company made severance payments of $7,212 to Mr. Suit.

     The following table discloses, for each of the Named Executive Officers, options granted during the fiscal year ended June 28, 1998 and the potential realizable values for such options:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                        PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                         FOR OPTION TERM (1)
                             ---------------------------------------------------   -----------------------------
                                            % OF TOTAL
                             SECURITIES   OPTIONS/SHARES
                             UNDERLYING     GRANTED TO     EXERCISE
                              OPTIONS      EMPLOYEES IN    OR BASE    EXPIRATION
NAME                         GRANTED (#)  FISCAL YEAR (2)  PRICE (3)     DATE              5%          10%
----                         ----------   --------------   --------   ----------         -------     --------

Robert R. Hawk                      -0-           -0-        $  -0-          -0-         $    0-     $     0-
Phillip Ratner (4)                  -0-           -0-           -0-          -0-             -0-          -0-
Robert E. Bodnar                  1,000           1.2%        5.750       2/2/08           3,616        9,164
                                 15,000          18.2%        5.875      2/17/08          55,421      140,449
K. Dieter Esch                    1,000           1.2%        5.750       2/2/08           3,616        9,164
Garry J. Gay                      1,000           1.2%        5.750       2/2/08           3,616        9,164
H. G. Carrington, Jr. (5)           -0-           -0-           -0-          -0-             -0-          -0-
Gary L. Suit (6)                  1,000           1.2%        5.750       2/2/08           3,616        9,164

--------------------
* Less than 1%

(1) These dollar amounts represent the value of the option assuming certain rates of appreciation from the market price of the Common Stock at the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved.

(2) Represents the percentage of options/shares granted to all employees during fiscal 1998.

(3) Pursuant to the option plan under which these options were granted, the market price at the date of grant was the closing price of a share of common stock on the New York Stock Exchange on the date of grant.

(4) Effective May 27, 1998, Mr. Phillip Ratner resigned his positions as Chairman of the Board, President and Chief Executive Officer of the Company to pursue other opportunities.

(5) Effective February 20, 1998, Mr. H.G. Carrington, Jr. resigned his positions as a member of the Board of Directors, Chief Financial Officer and Secretary of the Company.

(6) Mr. Suit was elected Vice President-Operations in August 1996 and resigned from the Company in June 1998.

     The following table describes for each of the Named Executive Officers options and the potential realizable values for their options at June 28, 1998:

                                 OPTION VALUES AT JUNE 28, 1998

                                                                     VALUE OF UNEXERCISED
                              NUMBER OF SECURITIES UNDERLYING            IN-THE-MONEY
                                  UNEXERCISED OPTIONS AT                  OPTIONS AT
                                     JUNE 28, 1998 (#)                 JUNE 28, 1998 (1)
                             ---------------------------------  -------------------------------

NAME                            EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                         -----------------  --------------  ---------------  --------------

Robert R. Hawk                         -0-             -0-         $    -0-         $   -0-

Phillip Ratner (2)                     -0-             -0-              -0-             -0-

Robert E. Bodnar                    15,834          18,666           44,658          40,873

K. Dieter Esch                      47,025           1,000          132,258           2,188

Garry J. Gay                        25,200           5,000           71,417          13,896

H. G. Carrington, Jr. (3)              276             -0-              -0-             -0-

Gary L. Suit (4)                       -0-          17,000              -0-          50,104

--------------------

(1) Based on $7.9375 per share of Common Stock, which was the closing price per share of Common Stock on June 28, 1998 on the New York Stock Exchange.

(2) Effective May 27, 1998, Mr. Phillip Ratner resigned his positions as Chairman of the Board, President and Chief Executive Officer of the Company to pursue other opportunities.

(3) Effective February 20, 1998, Mr. H.G. Carrington, Jr. resigned his positions as a member of the Board of Directors, Chief Financial Officer and Secretary of the Company.

(4) Mr. Suit was elected Vice President-Operations in August 1996 and resigned from the Company in June 1998.

COMPENSATION/INCENTIVE STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors has established a Compensation/Incentive Stock Option Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers, consider senior management succession issues and any related matters for the Company. The Compensation/Stock Option Committee is charged with reviewing with the Board of Directors in detail all aspects of the cash compensation for the executive officers of the Company. Stock option compensation for the executive officers is considered as well by this committee.

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long term growth opportunities, enhancing shareholder value and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and overall industry market conditions.

     The available forms of executive compensation include base salary, cash bonus awards and incentive stock options. Performance of the Company is a key consideration (to the extent that such performance can fairly be attributed or related to such executive's performance), as well as the nature of each executive's responsibilities and capabilities. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers.

     An additional objective of the Compensation /Incentive Stock Option Committee in determining compensation is to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill shareholder considerations and values in the actions of all the employees and executive officers. In making its determination, some consideration is given by the Compensation/Incentive Stock Option Committee to the number of options already held by such persons. Incentive stock option awards in fiscal 1998 were used to reward eight executive officers and to retain them through the potential of capital gains and equity buildup in the Company. The number of stock options granted was determined by the subjective evaluation of each executive's ability to influence the Company's long term growth and profitability. The Compensation/Incentive Stock Option Committee believes that the award of options represents an effective incentive to create value for the shareholders.

     See "Director Compensation" for a discussion of Mr. Hawk's compensation. Mr. Hawk receives no additional compensation for his services to the Company as Chairman of the Board, President and Chief Executive Officer.

     Based on comparative industry data, and as the result of arm's-length negotiations, on October 28, 1996, the Company entered into an Employment Agreement with Mr. Phillip Ratner (which supplemented a previous employment agreement dated as of June 25, 1994) that provided for the employment of Mr. Ratner as President and Chief Executive Officer of the Company at an annual base compensation of $275,000. The Employment Agreement also provided for the grant to Mr. Ratner of a combination of incentive and nonqualified stock options to acquire 100,000 shares of Common Stock. The Employment Agreement was unanimously approved by the Board of Directors and the Compensation/Incentive Stock Option Committee. Mr. Ratner resigned his positions as Chairman of the Board of Directors, President and Chief Executive Officer of the Company on May 27, 1998. See "Director Compensation" for a discussion of the terms of Mr. Ratner's Separation Agreement and Release.

     The Compensation/Incentive Stock Option Committee believes that the compensation of the Company's other executive officers was reasonably related to the performance of the Company and those individuals during fiscal 1998.

COMPENSATION/INCENTIVE STOCK OPTION COMMITTEE

Frank Cuellar, Jr.                      James F. Moore
C. Cleave Buchanan, Jr.                 Cynthia I. Pharr
Peter L. Hnatiw                         William B. Rea, Jr.

COMPENSATION/INCENTIVE STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     During fiscal 1998, the Compensation/Incentive Stock Option Committee has been comprised of Mr. Frank Cuellar, Jr., Mr. C. Cleave Buchanan, Jr., Mr. Peter
L. Hnatiw, Ms. Cynthia I. Pharr, Mr. William B. Rea, Jr. and Mr. James F. Moore. No member of the Compensation/Incentive Stock Option Committee is, or was during fiscal 1998, an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Commission Regulation S-K. No executive officer of the Company served as a member of the Compensation/Incentive Stock Option Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on the Compensation/Incentive Stock Option Committee. No executive officers of the Company served as a director of another corporation, one of whose executive officers served on the Compensation/Incentive Stock Option Committee. No executive officer of the Company served as a member of the Compensation/Incentive Stock Option Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a director of the Company.

COMMON STOCK PERFORMANCE GRAPH

     The following performance graph compares the five-year cumulative return of the Common Stock with that of the Broad Market (New York Stock Exchange Market Value Index) and a group of the Company's peer corporations. Each index assumes $100 invested at July 4, 1993 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.


                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
            SPAGHETTI WAREHOUSE, INC., PEER GROUP AND BROAD MARKET
                     (PERFORMANCE RESULTS THROUGH 6/28/98)


                       [PERFORMANCE GRAPH APPEARS HERE]


                         July 4,  July 3,  July 2,  June 30,  June 29,  June 29,
    Fiscal Year Ending      1993     1994     1995     1996      1997      1998
--------------------------------------------------------------------------------

Spaghetti Warehouse, Inc. 100.00    58.00    42.00    43.00     47.00      63.50
--------------------------------------------------------------------------------

Peer Group                100.00    89.04    78.01    81.19     77.28      91.55
--------------------------------------------------------------------------------

Broad Market              100.00   103.48   123.53   154.54    201.87     257.25
--------------------------------------------------------------------------------

     The Broad Market (New York Stock Exchange Market Value Index) comprises all companies with common stock listed on the New York Stock Exchange. The Peer Group is composed of the following companies:


Brinker International, Inc.  Frisch's Restaurants, Inc.     Shoney's, Inc.
Buffets, Inc.                Luby's Cafeterias, Inc.        Uno Restaurant CP
Cracker Barrel Old Country   Marcus Corp.                   Vicorp Restaurants,
 Store                       Pancho's Mexican Buffet, Inc.   Inc.
Cucos, Inc.                  Piccadilly Cafeterias, Inc.
Family Steak Houses of       Ryans Family Steak Houses,
 Florida, Inc.                Inc.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There were no transactions during fiscal 1998 that are reportable under this item.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Shareholders"), to file reports of ownership and changes of ownership with the Commission and the New York Stock Exchange. Officers, directors and 10% Shareholders of the Company are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms so filed.

     Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% Shareholders were timely.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.


                                OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants since February 3, 1998, have been the firm of KPMG Peat Marwick LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting and will be available to respond to any questions. Such representatives will be given an opportunity to make statements at the Annual Meeting, if they so desire, and are expected to be available to respond to appropriate questions.

     Effective February 3, 1998, Arthur Andersen LLP resigned as auditors of the Company. In connection with the audits for the fiscal years ended June 29, 1997, and June 30, 1996, and during the period from June 30, 1997 through February 3, 1998, there were no disagreements with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would require disclosure under the regulations. Arthur Andersen LLP's reports on the financial statements of the Company for the years ended June 29, 1997, and June 30, 1996, did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     On February 3, 1998, the Company notified KPMG Peat Marwick LLP of its intention to retain such firm as independent public accountants for the audit of its financial statements for the year ending June 28, 1998. Prior to its engagement, the Company did not consult with KPMG Peat Marwick LLP on either the application of accounting principles to a completed or proposed specific transaction, or the type of audit opinion that might be rendered on the Company's financial statements. The change in the independent accountants was approved by the Audit Committee of the Board of Directors.


                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals to be included in the proxy statement for the 1999 Annual Meeting must be received by the Company no later than August 29, 1999.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              Robert E. Bodnar, Secretary

September 23, 1998
Garland, Texas


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                                     PROXY

                           SPAGHETTI WAREHOUSE, INC.
                                 402 West I-30
                             GARLAND, TEXAS 75043

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Robert R. Hawk and Robert E. Bodnar, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of Spaghetti Warehouse, Inc. (the "Company"), held of record by the undersigned on September 11, 1998, at the Annual Meeting of Shareholders of the Company to be held on October 27, 1998, and any adjournment(s) thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 2.

                   [To Be Dated And Signed On Reverse Side]

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                                                                Please mark
                                                               your votes as [X]
                                                                indicated in
                                                                this example


1. PROPOSAL TO ELECT AS DIRECTORS OF THE COMPANY THE FOLLOWING PERSONS TO HOLD OFFICE UNTIL THE NEXT ANNUAL ELECTION OF DIRECTORS BY SHAREHOLDERS OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND HAVE QUALIFIED.

                  FOR all nominees                  WITHHOLD
                 listed to the right                AUTHORITY
                 (except as marked)          to vote for all nominees
                  to the contrary)              listed to the right

                        [ ]                            [ ]

NOMINEES: C. Cleave Buchanan, Jr., Frank Cuellar, Jr., John T. Ellis, Robert R. Hawk, Peter Hnatiw, James F. Moore, Cynthia I. Pharr, William B. Rea, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------------------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                    FOR           AGAINST         ABSTAIN

                    [ ]             [ ]             [ ]



                            _____       Dated:                          , 1998
                                |             -------------------------
                                |
                                |       --------------------------------------
                                        Signature

                                        --------------------------------------
                                        Signature, If Held Jointly

                                        Please execute this proxy as your name
                                        appears hereon. When shares are held by
                                        joint tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee, or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person. PLEASE MARK, SIGN,
                                        DATE AND RETURN THIS PROXY PROMPTLY
                                        USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE